Exhibit 99.1

FOR IMMEDIATE RELEASE

PARKWAY ANNOUNCES CLOSING OF $200 MILLION EQUITY

INVESTMENT BY TPG, $250 MILLION PURCHASE OF CHARLOTTE

OFFICE TOWER, AND SALE OF TWO NON-CORE ASSETS IN JACKSON

ORLANDO, FLORIDA – June 6, 2012 – Parkway Properties, Inc. (NYSE: PKY) (the “Company”) announced today that it has received the previously announced $200 million equity investment by TPG, a leading global private investment firm, and it has completed the purchase of Hearst Tower, a 972,000 square foot office tower located in the central business district in Charlotte, North Carolina for $250 million. Additionally, Parkway completed the previously announced sales of The Pinnacle at Jackson Place and Parking at Jackson Place for a combined gross sales price of $29.5 million.

As a result of the investment by TPG, the Board has accepted the resignations of existing Board members Daniel P. Friedman, Michael J. Lipsey, Leland R. Speed, and Troy A. Stovall. Additionally, TPG has the right to appoint four directors to the Company’s Board. The directors appointed thus far include TPG partners Kelvin Davis and Avi Banyasz, as well as Adam Metz, a TPG senior advisor. TPG will appoint a fourth Director in the near future.

Jim Heistand, Parkway’s President and Chief Executive Officer, said, “We are pleased to have completed these important steps in the evolution of Parkway as we continue to position ourselves for long-term growth. We remain firmly committed to improving operations and cash flow, and on pursuing new acquisitions to grow the Company. With TPG’s financial commitment and strategic partnership, we will continue to take advantage of attractive opportunities such as Hearst Tower, as we strive to become one of the leading owners of high-quality office properties in select submarkets throughout the fast-growing Sunbelt region. I also want to thank the four directors that have resigned from the Board for their many years of dedication and service to Parkway. I have enjoyed working with them over the past year and wish them well. We welcome the new Board members appointed by TPG and look forward to gaining from their insight as we continue to grow and improve the Company.”

Avi Banyasz, partner at TPG, said, "Parkway's high-quality office portfolio, which is concentrated in attractive Sunbelt markets, provides a unique investment opportunity. Hearst Tower is a great example of the type of investments Parkway's talented management team will seek to identify and secure in the future."

TPG Investment

The Company has issued to TPG 4.3 million shares, or approximately $48.4 million, of common stock and approximately 13.5 million shares, with an initial liquidation value of $151.6 million, of newly-created, non-voting Series E Cumulative Redeemable Convertible Preferred Stock. TPG’s current ownership in the Company is approximately 43% on an as-converted basis. The Series E Convertible Preferred Stock is convertible on a one-for-one basis upon shareholder approval. The Company will hold a special meeting of its stockholders on July 31, 2012 (the “Special Meeting”) to vote on the conversion of the preferred stock into common stock, among other things.

Hearst Tower

The $250 million, or $257 per square foot, purchase price of Hearst Tower represents a significant discount to replacement cost. The building is currently 94% leased with no material expirations until 2017. The property is expected to generate cash net operating income of approximately $17.5 million during the first year of the Company’s ownership period. The purchase of Hearst Tower was financed with the cash received from TPG combined with borrowings on the Company’s credit facility. While the property is currently unencumbered, the Company expects to obtain financing on the property to provide capital for future investment opportunities.

Non-Core Asset Sales

The Pinnacle at Jackson Place and Parking at Jackson Place are both located in the central business district of Jackson and total 271,000 square feet. Parkway sold the two assets for a combined purchase price of $29.5 million, and the buyer assumed the $29.5 million non-recourse mortgage loan secured by The Pinnacle at closing.

About Parkway Properties

Parkway Properties, Inc., a member of the S&P Small Cap 600 Index, is a self-administered real estate investment trust specializing in the ownership of quality office properties in higher growth submarkets in the Sunbelt region of the United States. Parkway owns or has an interest in 42 office properties located in 10 states with an aggregate of approximately 10.7 million square feet of leasable space at June 6, 2012. Fee-based real estate services are offered through wholly-owned subsidiaries of the Company, which in total manage and/or lease approximately 12.2 million square feet for third-party owners at June 6, 2012. Parkway Properties, Inc.’s press releases and additional information about the Company are available on the Company’s website at www.pky.com.

About TPG

TPG is a leading global private investment firm founded in 1992 with $51.5 billion of assets under management and offices in Fort Worth, San Francisco, Beijing, Chongqing, Hong Kong, Houston, London, Luxembourg, Melbourne, Moscow, Mumbai, New York, Paris, São Paulo, Shanghai, Singapore and Tokyo. TPG has extensive experience with global public and private investments executed through leveraged buyouts, private investment in public equity (PIPE) transactions, recapitalizations, spinouts, growth investments, joint ventures and restructurings. The firm has committed more than $1 billion in equity to real estate investments over the past couple years. TPG's recent real estate transactions have included ST Residential, Catellus, Taylor Morrison and the pending investment in Uni-Invest. Please visit www.tpg.com for more information.

Forward Looking Statement

Certain statements in this release that are not in the present or past tense or discuss the Company’s expectations (including the use of the words anticipate, believe, forecast, intends, expects, project, or similar expressions) are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. Examples of forward-looking statements include projected net operating income, cap rates, internal rates of return, future dividend payment rates, forecasts of FFO accretion, projected capital improvements, expected sources of financing, expectations as to the timing of closing of acquisitions, dispositions, or other transactions, including the Investment, and descriptions relating to these expectations. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; the demand for and market acceptance of the Company’s properties for rental purposes; the amount and growth of the Company’s expenses; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; risks associated with joint venture partners; the risks associated with the ownership and development of real property; the failure of the Investment to close; the failure to acquire or sell properties as and when anticipated; termination of property management contracts; the bankruptcy or insolvency of companies for which the Company provides property management services or the sale of these properties; the outcome of claims and litigation involving or affecting the Company; the ability to satisfy conditions necessary to close pending transactions; and other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s business, financial condition, liquidity, cash flows and results could differ materially from those expressed in the forward-looking statements. Any forward looking statements speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those matters or the manner in which they may affect us. The Company does not undertake to update forward-looking statements except as may be required by law.

Additional Information

This release is being made in respect of, among other things, the Investment involving the Company and TPG. In connection with the Investment, the Company will file with the Securities and Exchange Commission a proxy statement and will mail or otherwise disseminate the proxy statement and a form of proxy to its stockholders when it becomes available. Stockholders are encouraged to read the proxy statement (and any other relevant materials) regarding the Special Meeting carefully and in its entirety when it becomes available, and before making any voting decision, as it will contain important information about the matters to be voted on at the Special Meeting. Stockholders will be able to obtain a free copy of the proxy statement (when available), as well as other filings made by the Company regarding Parkway Properties, Inc., without charge, at the Securities and Exchange Commission's website (http://www.sec.gov). These materials also can be obtained, when available, without charge, by directing a request to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801, Attention: Investor Relations.

Certain Information Regarding Participants

The Company and its directors and executive officers may be deemed, under Securities and Exchange Commission rules, to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Special Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, which was filed with the Securities and Exchange Commission on March 12, 2012, and its definitive proxy statement for the 2012 annual meeting of stockholders, which was filed with the Securities and Exchange Commission on April 5, 2012. Additional information regarding the interests of such individuals in the matters to the considered at the Special Meeting will be included in the proxy statement when it is filed with the Securities and Exchange Commission. These documents may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov and the Company's website at www.pky.com.

Contact for Parkway:

Thomas E. Blalock

Vice President of Investor Relations

(407) 650-0593

Contact for TPG:

Lisa Baker

Owen Blicksilver PR, Inc.

(914) 725-5949

lisa@blicksilverpr.com